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                                                                   EXHIBIT 23.01

                       CONSENT OF INDEPENDENT ACCOUNTANTS

       We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-73682, 333-67432, 333-61928, 333-40848,
333-40842, 333-66457, 333-66455 and 333-66429) and Form S-3 (Nos. 333-82562,
333-70122, 333-68060, 333-68062, 333-56642 and 333-42620) of Brooks Automation
Inc. of our report dated November 14, 2001, except for the first paragraph of
Note 15, as to which the date is December 13, 2001, relating to the financial statements and financial statement schedule, which appears in this Form 10-K/A.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
March 29, 2001